SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2003

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31029-40 (Commission File Number)	75-2883117 (IRS Employer Identification No.)

2201 Tenth Street, Plano, Texas (Address of principal executive offices)	75074 (Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Item 5.    Other Events.

On April 15, 2003, the Registrant issued a press release announcing, among other things, that its first quarter 2003 results will be delayed until after it has filed its Form 10-K for the year ended December 31, 2002. The Registrant anticipates filing of its Form 10K in May 2003, which will include additional material charges as of December 31, 2002 related to the write down of the Registrant’s intangibles associated with its wireless business and related wireless inventory. A copy of the press release is furnished as Exhibit 99.1 to this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROTUNE, INC.

By:	/s/ NANCY A. RICHARDSON
Nancy A. Richardson
Chief Financial Officer, General Counsel and Secretary

Date: April 16, 2003

EXHIBIT INDEX

Exhibit	Description	Page
99.1	Press release issued related to, among other things, the delay of filing of the Registrant’s Form 10-K for the year ended December 31, 2002 and the release of its first quarter 2003 results.	4